DHI Group Reports Second Quarter Results and Advances Strategic Expansion with AgileATS Acquisition

CENTENNIAL, Colorado, August 6, 2025 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights(1)

▪Total revenue was $32.0 million, down 11% year over year.
•ClearanceJobs revenue was $13.6 million, up 1% year over year.
•Dice revenue was $18.4 million, down 18% year over year.
▪Total bookings were $27.1 million, down 10% year over year.
•ClearanceJobs bookings were $11.6 million, flat year over year.
•Dice bookings were $15.6 million, down 16% year over year.
▪Net loss was $0.8 million, or $0.02 per diluted share, a net income margin of negative 3%, compared to net income of $0.9 million, or $0.02 per diluted share, a net income margin of 3%, in the year-ago quarter. The net loss was a result of a $4.2 million restructuring charge during the quarter, which will drive future annualized cost savings of between $14.0 and $16.0 million.
▪Non-GAAP earnings per share was $0.07 per diluted share, compared to $0.06 per diluted share in the prior year quarter.
▪Adjusted EBITDA was $8.5 million and Adjusted EBITDA Margin was 27% compared to $9.0 million, and a margin of 25% in the year-ago quarter.
•ClearanceJobs Adjusted EBITDA was $6.1 million with a 45% Adjusted EBITDA Margin, compared to $6.0 million, and a margin of 44% in the prior year quarter.
•Dice Adjusted EBITDA was $4.2 million with a 23% Adjusted EBITDA Margin, compared to $4.8 million, and a margin of 22% in the prior year quarter.
▪Cash flow from operations was $6.9 million, compared to $9.1 million in the year-ago quarter while capitalized development costs declined $1.3 million, or 41%, year over year to generate free cash flow of $4.8 million in the current year quarter, compared to $5.6 million in the prior year period.
▪Cash was $2.8 million at quarter end compared to $3.0 million in the year ago quarter.
▪Total debt at the end of the quarter was $30.0 million on our $100 million revolver, down from $35.0 million in the year-ago quarter.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP Earnings Per Share, and Free Cash Flow, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"DHI Group continues to play an essential role in solving one of the most pressing challenges in today’s economy—connecting employers with the right tech talent quickly and efficiently. Our purpose-built platforms, ClearanceJobs and Dice, offer access to over 9 million tech professionals, driven by AI-powered tools and a proprietary skills-matching algorithm. This quarter, ClearanceJobs once again demonstrated its strategic importance and strong profitability, even as we navigated headwinds in the broader tech hiring environment. The acquisition of AgileATS marks a key milestone in expanding our GovTech footprint, enabling us to deliver even greater value to our customers. With defense spending on the rise and AI adoption accelerating, we are confident that DHI is well-positioned for long-term growth and continued value creation for our shareholders."

Commenting on 2025 full-year guidance, Greg Schippers, CFO of DHI Group, commented:

"We remain confident in the long term growth prospects of our two tech-focused brands, and specifically ClearanceJobs in the near term, as a result of increased global defense spending and strong customer demand for cleared tech professionals. With that said, we do not anticipate DHI total bookings growth to resume until the broader tech hiring environment stabilizes, and as a result we are reducing our full-year revenue guidance to $126 to $128 million, with third-quarter revenue expected to be in the range of $31 to $32 million. With the recently announced restructuring, we are raising our full-year Adjusted EBITDA margin guidance to 26%, reflecting our continued cost management and operational efficiency."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, August 6, 2025, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, ClearanceJobs and Dice, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets, backlog not accurately representing future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business and the development of new products and services, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, inability to successfully integrate future acquisitions or identify and consummate future acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our indebtedness and our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to timely and efficiently scale, adapt and maintain our technology and infrastructure, capacity constraints, system failures or breaches of network security, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines’ methodologies, failure to halt operations of third-party websites aggregating our data, reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change, compliance with the continued listing standards of the New York Stock Exchange, volatility in our stock price, differences between estimates of financial projections and future results, failure to maintain controls over financial reporting, results of operations fluctuating on a quarterly and annual basis, our Section 382 Rights Plan may have an anti-takeover effect, and anti-takeover provisions in our governing documents may make changes to management difficult, and disruption resulting from unsolicited offers to purchase the company. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli

VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment and goodwill, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024

Revenue	$32,027	$35,833	$64,328	$71,858

Operating expenses:
Cost of revenue	5,114	5,200	10,480	10,077
Product development	3,138	4,729	6,980	9,527
Sales and marketing	10,546	12,019	21,669	24,717
General and administrative	6,517	7,296	13,714	14,523
Depreciation	3,761	4,586	7,745	9,042
Restructuring	4,216	—	6,486	—
Impairment of goodwill	—	—	7,800	—
Total operating expenses	33,292	33,830	74,874	67,886
Operating income (loss)	(1,265)	2,003	(10,546)	3,972
Income (loss) from equity method investment	(37)	168	27	302
Impairment of investment	—	—	—	(400)
Interest expense and other	(619)	(845)	(1,279)	(1,791)
Income (loss) before income taxes	(1,921)	1,326	(11,798)	2,083
Income tax expense (benefit)	(1,080)	383	(1,206)	2,652
Net income (loss)	$(841)	$943	$(10,592)	$(569)

Basic earnings (loss) per share	$(0.02)	$0.02	$(0.23)	$(0.01)
Diluted earnings (loss) per share	$(0.02)	$0.02	$(0.23)	$(0.01)

Weighted-average basic shares outstanding	45,354	44,569	45,429	44,386
Weighted-average diluted shares outstanding	45,354	45,037	45,429	44,386

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from (used in) operating activities:
Net income (loss)	$(841)	$943	$(10,592)	$(569)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	3,761	4,586	7,745	9,042
Deferred income taxes	(184)	(930)	(398)	50
Amortization of deferred financing costs	36	36	72	72
Stock-based compensation	1,536	2,160	2,627	4,304
Loss (income) from equity method investment	37	(168)	(27)	(302)
Impairment of investment	—	—	—	400
Impairment of goodwill	—	—	7,800	—
Change in accrual for unrecognized tax benefits	(364)	32	(332)	113
Changes in operating assets and liabilities:
Accounts receivable	5,686	9,490	4,387	(45)
Prepaid expenses and other assets	604	(640)	868	581
Capitalized contract costs	328	219	(25)	(714)
Accounts payable and accrued expenses	1,929	(2,216)	(2,413)	(4,248)
Income taxes receivable/payable	(1,718)	(1,424)	(1,726)	(139)
Deferred revenue	(3,808)	(3,447)	1,402	2,297
Other, net	(136)	422	(274)	308
Net cash flows from operating activities	6,866	9,063	9,114	11,150
Cash flows used in investing activities:
Purchases of fixed assets	(2,025)	(3,471)	(4,185)	(7,913)
Net cash flows used in investing activities	(2,025)	(3,471)	(4,185)	(7,913)
Cash flows from (used in) financing activities:
Payments on long-term debt	(3,000)	(7,000)	(8,000)	(16,000)
Proceeds from long-term debt	—	1,000	6,000	13,000
Payments under stock repurchase plan	(1,769)	—	(2,435)	—
Purchase of treasury stock related to vested restricted and performance stock units	(26)	(22)	(1,495)	(1,633)
Proceeds from issuance of common stock through ESPP	81	145	81	145
Net cash flows used in financing activities	(4,714)	(5,877)	(5,849)	(4,488)
Net change in cash for the period	127	(285)	(920)	(1,251)
Cash, beginning of period	2,655	3,240	3,702	4,206
Cash, end of period	$2,782	$2,955	$2,782	$2,955

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2025	December 31, 2024
Current assets
Cash	$2,782	$3,702
Accounts receivable, net	17,733	22,120
Income taxes receivable	1,963	238
Prepaid and other current assets	3,277	3,593
Total current assets	25,755	29,653
Fixed assets, net	16,739	20,390
Capitalized contract costs	7,490	7,465
Operating lease right-of-use assets	6,029	6,518
Investments	1,838	1,827
Acquired intangible assets	23,800	23,800
Goodwill	120,300	128,100
Other assets	2,993	3,618
Total assets	$204,944	$221,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,649	$16,154
Deferred revenue	46,482	44,934
Operating lease liabilities	1,703	1,625
Total current liabilities	61,834	62,713
Deferred revenue	376	522
Operating lease liabilities	8,199	8,995
Long-term debt	30,000	32,000
Deferred income taxes	971	1,369
Accrual for unrecognized tax benefits	728	1,060
Other long-term liabilities	340	387
Total liabilities	102,448	107,046
Total stockholders’ equity	102,496	114,325
Total liabilities and stockholders’ equity	$204,944	$221,371

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2025 and 2024 and balance sheets as of June 30, 2025 and December 31, 2024 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q2 2025	Q2 2024	$ Change	% Change
ClearanceJobs	$13,626	$13,528	$98	1%
Dice	18,401	22,305	(3,904)	(18)%
Total Revenue[1]	$32,027	$35,833	$(3,806)	(11)%

Net income (loss)[2]	$(841)	$943	$(1,784)	(189)%
Net income (loss) margin[3]	(3)%	3%	n.m.	n.m.
Diluted earnings (loss) per share[2]	$(0.02)	$0.02	$(0.04)	—%
Non-GAAP earnings per share[5]	$0.07	$0.06	$0.01	17%
Adjusted EBITDA[5]	$8,494	$8,972	$(478)	(5)%
Adjusted EBITDA margin3 4	27%	25%	n.m.	n.m.

	Revenue
	YTD 2025	YTD 2024	$ Change	% Change
ClearanceJobs	$27,003	$26,533	$470	2%
Dice	37,325	45,325	(8,000)	(18)%
Total Revenue[1]	$64,328	$71,858	$(7,530)	(10)%

Net income (loss)[4]	$(10,592)	$(569)	$(10,023)	n.m.
Net income (loss) margin[3]	(16)%	(1)%	n.m.	n.m.
Diluted earnings (loss) per share[4]	$(0.23)	$(0.01)	$—	n.m.
Non-GAAP earnings per share[5]	$0.11	$0.12	$—	(8)%
Adjusted EBITDA[5]	$15,475	$17,541	$(2,066)	(12)%
Adjusted EBITDA margin3 4	24%	24%	n.m.	n.m.

(1) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.
(2) For the three months ended June 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, severance, professional fees and related costs, and restructuring of $6.0 million ($4.6 million net of tax), partially offset by discrete tax items of $0.3 million, resulting in a net negative impact of $4.3 million, or $0.09 per diluted share. For the three months ended June 30, 2024, net income and diluted earnings per share includes the negative impact of non-cash stock-based compensation of $2.2 million ($1.6 million net of tax), or $0.04 per diluted share.

(3) Net loss margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) For the six months ended June 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, impairment, severance, professional fees and related costs, and restructuring of $18.3 million ($15.6 million net of tax) and discrete tax items of $0.2 million, resulting in a net negative impact of $15.8 million, or $0.34 per diluted share. For the six months ended June 30, 2024, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation and impairment of $4.7 million ($3.6 million net of tax) and discrete tax items of $2.2 million, resulting in a net negative impact of $5.8 million, or $0.13 per diluted share.

(5) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q2 2025	Q2 2024	$ Change	% Change
ClearanceJobs	$11,569	$11,521	$48	—%
Dice	15,551	18,466	(2,915)	(16)%
Total Bookings[2]	$27,120	$29,987	$(2,867)	(10)%

	YTD 2025	YTD 2024	$ Change	% Change
ClearanceJobs	$28,386	$28,511	$(125)	—%
Dice	40,859	50,252	(9,393)	(19)%
Total Bookings[2]	$69,245	$78,763	$(9,518)	(12)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

(2) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q2 2025	Q2 2024	$ Change	% Change
ClearanceJobs	$26,026	$24,275	$1,751	7%
Dice	$15,434	$16,294	$(860)	(5)%

	YTD 2025	YTD 2024	$ Change	% Change
ClearanceJobs	$25,916	$23,662	$2,254	10%
Dice	$15,909	$16,146	$(237)	(1)%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue(1):	Q2 2025	Q2 2024	YTD 2025	YTD 2024
ClearanceJobs	87%	96%	90%	98%
Dice	75%	78%	72%	81%

Renewal Rate on Count(2):
ClearanceJobs	77%	78%	78%	79%
Dice	66%	69%	68%	74%

(1) Represents the annual contract value renewed for all recruitment package contracts up for renewal in the period.
(2) Represents the total number of recruitment package contracts that renewed relative to the total number of recruitment package contracts up for renewal in the period.

	Retention Rates[1]
	Q2 2025	Q2 2024	YTD 2025	YTD 2024
ClearanceJobs	103%	113%	105%	113%
Dice	102%	99%	96%	100%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the annual contract value renewed, relative to the previous annual contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	June 30, 2025	June 30, 2024	Change	% Change
ClearanceJobs	1,868	2,009	(141)	(7)%
Dice	4,365	5,031	(666)	(13)%

	Deferred Revenue and Backlog[1]
	June 30, 2025	December 31, 2024	$ Change	% Change	June 30, 2024	$ Change	% Change
Deferred Revenue	$46,858	$45,456	$1,402	3%	$52,268	$(5,410)	(10)%
Contractual commitments not invoiced	54,316	59,294	(4,978)	(8)%	51,431	2,885	6%
Backlog	$101,174	$104,750	$(3,576)	(3)%	$103,699	$(2,525)	(2)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share
	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Reconciliation of Diluted Earnings (Loss) Per Share to Non-GAAP Earnings per Share:
Diluted earnings (loss) per share	$(0.02)	$0.02	$(0.23)	$(0.01)
Non-cash stock-based compensation(1)	$0.03	0.05	0.06	0.10
Non-cash stock-based compensation, tax impact(2)	(0.01)	(0.01)	(0.01)	(0.02)
Impairments(1)	—	—	0.17	0.01
Severance, professional fees and related costs(1)	0.01	—	0.03	—
Severance, professional fees and related costs, tax impact(2)	—	—	(0.01)	—
Restructuring(1)	0.09	—	0.14	—
Restructuring, tax impact(2)	(0.02)	—	(0.04)	—
Discrete tax items(3)	(0.01)	—	—	0.05
Other(4)	—	—	—	(0.01)
Non-GAAP earnings per share	$0.07	$0.06	$0.11	$0.12

Weighted average shares outstanding used in computing diluted earnings (loss) per share	45,354	45,037	45,429	44,386
Weighted average shares outstanding used in computing non-GAAP earnings per share	45,608	45,037	45,861	44,864

(1) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(2) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for all periods presented. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(3) Discrete tax items resulted from the tax benefit of the conclusion of a federal income tax examination during the three months ended June 30, 2025 and from the tax impacts of share-based compensation awards and state taxes related to research and development expenditures during the six months ended June 30, 2024.
(4) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Free Cash Flow[1]
	Q2 2025	Q2 2024	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$6,866	$9,063	$(2,197)	(24)%
Less:
Capitalized development costs[2]	1,900	3,224	(1,324)	(41)%
Other fixed asset purchases	125	247	(122)	(49)%
Total fixed asset purchases	2,025	3,471	(1,446)	(42)%
Free Cash Flow	$4,841	$5,592	$(751)	n.m.

	YTD 2025	YTD 2024	$ Change	% Change
Cash provided by operating activities	$9,114	$11,150	$(2,036)	(18)%
Less:
Capitalized development costs[2]	3,868	6,644	(2,776)	(42)%
Other fixed asset purchases	317	1,269	(952)	(75)%
Total fixed asset purchases	4,185	7,913	(3,728)	(47)%
Free Cash Flow	$4,929	$3,237	$1,692	52%

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(841)	$943	$(10,592)	$(569)
Interest expense	619	845	1,279	1,791
Income tax expense (benefit)	(1,080)	383	(1,206)	2,652
Depreciation	3,761	4,586	7,745	9,042
Non-cash stock based compensation	1,536	2,160	2,599	4,304
Income from equity method investment	37	(168)	(27)	(302)
Impairment of investment	—	—	—	400
Impairment of goodwill	—	—	7,800	—
Severance, professional fees and related costs	246	223	1,391	223
Restructuring	4,216	—	6,486	—
Adjusted EBITDA	$8,494	$8,972	$15,475	$17,541

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$6,866	$9,063	$9,114	$11,150
Interest expense	619	845	1,279	1,791
Amortization of deferred financing costs	(36)	(36)	(72)	(72)
Income tax expense (benefit)	(1,080)	383	(1,206)	2,652
Deferred income taxes	184	930	398	(50)
Change in accrual for unrecognized tax benefits	364	(32)	332	(113)
Change in accounts receivable	(5,686)	(9,490)	(4,387)	45
Change in deferred revenue	3,808	3,447	(1,402)	(2,297)
Severance, professional fees and related costs	246	223	1,391	223
Restructuring	4,216	—	6,486	—
Changes in working capital and other	(1,007)	3,639	3,542	4,212
Adjusted EBITDA	$8,494	$8,972	$15,475	$17,541

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the three months ended June 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,606	$(2,952)	$(3,575)	$(1,921)
Interest expense	—	—	619	619
Depreciation	881	2,880	—	3,761
Non-cash stock based compensation	213	534	789	1,536
Income from equity method investment	—	—	37	37
Severance, professional fees and related costs	—	(137)	383	246
Restructuring	372	3,844	—	4,216
Adjusted EBITDA	6,072	4,169	(1,747)	8,494

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,626	$18,401	$—	$32,027

Income (loss) before income taxes	$4,606	$(2,952)	$(3,575)	$(1,921)
Income (loss) before income taxes margin(1)	34%	(16)%	n.m.	(6)%

Adjusted EBITDA	$6,072	$4,169	$(1,747)	$8,494
Adjusted EBITDA margin(1)	45%	23%	n.m.	27%

	For the three months ended June 30, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,894	$191	$(3,759)	$1,326
Interest expense	—	—	845	845
Depreciation	672	3,914	—	4,586
Non-cash stock based compensation	401	744	1,015	2,160
Income from equity method investment	—	—	(168)	(168)
Severance, professional fees and related costs	(10)	(20)	253	223
Adjusted EBITDA	5,957	4,829	(1,814)	8,972

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,528	$22,305	$—	$35,833

Income (loss) before income taxes	$4,894	$191	$(3,759)	$1,326
Income (loss) before income taxes margin(1)	36%	1%	n.m.	4%

Adjusted EBITDA	$5,957	$4,829	$(1,814)	$8,972
Adjusted EBITDA margin(1)	44%	22%	n.m.	25%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the six months ended June 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$9,125	$(11,292)	$(9,631)	$(11,798)
Interest expense	—	—	1,279	1,279
Depreciation	1,576	6,169	—	7,745
Non-cash stock based compensation	420	991	1,188	2,599
Income from equity method investment	—	—	(27)	(27)
Impairment of goodwill	—	7,800	—	7,800
Severance, professional fees and related costs	284	85	1,022	1,391
Restructuring	372	3,844	2,270	6,486
Adjusted EBITDA	11,777	7,597	(3,899)	15,475

Reconciliation of Adjusted EBITDA Margin:
Revenue	$27,003	$37,325	$—	$64,328

Income (loss) before income taxes	$9,125	$(11,292)	$(9,631)	$(11,798)
Income (loss) before income taxes margin(1)	34%	(30)%	n.m.	(18)%

Adjusted EBITDA	$11,777	$7,597	$(3,899)	$15,475
Adjusted EBITDA margin(1)	44%	20%	n.m.	24%

	For the six months ended June 30, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$9,303	$643	$(7,863)	$2,083
Interest expense	—	—	1,791	1,791
Depreciation	1,324	7,718	—	9,042
Non-cash stock based compensation	799	1,482	2,023	4,304
Income from equity method investment	—	—	(302)	(302)
Impairment of investment	—	—	400	400
Severance, professional fees and related costs	(10)	(20)	253	223
Adjusted EBITDA	11,416	9,823	(3,698)	17,541

Reconciliation of Adjusted EBITDA Margin:
Revenue	$26,533	$45,325	$—	$71,858

Income (loss) before income taxes	$9,303	$643	$(7,863)	$2,083
Income (loss) before income taxes margin(1)	35%	1%	n.m.	3%

Adjusted EBITDA	$11,416	$9,823	$(3,698)	$17,541
Adjusted EBITDA margin(1)	43%	22%	n.m.	24%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)
A reconciliation of Adjusted EBITDA Margin for the three and six months ended June 30, 2025 and 2024 follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$32,027	$35,833	$64,328	$71,858

Net income (loss)	$(841)	$943	$(10,592)	$(569)
Net income (loss) margin(1)	(3)%	3%	(16)%	(1)%

Adjusted EBITDA	$8,494	$8,972	$15,475	$17,541
Adjusted EBITDA Margin(1)	27%	25%	24%	24%
(1) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance, professional fees and related costs, and restructuring charges. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.